UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2018

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3611 Valley Centre Drive Suite 500 San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 1, 2018, MEI Pharma, Inc. (the “Company”) issued a press release relating to the presentation of preclinical data for voruciclib in human derived acute myeloid leukemia (AML) cells lines and patient samples at the 2018 America Society of Hematology Annual Meeting (the “ASH Meeting”). A copy of the press release relating to voruciclib issued on December 1, 2018 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 2, 2018, the Company issued a press release relating to the presentation of Phase 1b clinical data for ME-401 in patients with indolent B-Cell Malignancies at the ASH Meeting. A copy of the press release relating to ME-401 issued on December 2, 2018 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On December 3, 2018, the Company and Helsinn Group, a Swiss pharmaceutical group, issued a joint press release relating to the presentation of interim data from a Phase 2 study evaluating pracinostat, a histone deacetylase inhibitor, in combination with azacitadine for the treatment of patients with IPSS-R high/very high-risk of Myelodysplastic Syndrome (MDS), at the ASH Meeting. A copy of the joint press release relating to pracinostat issued on December 3, 2018 is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of MEI Pharma, Inc., dated December 1, 2018 relating to voruciclib

99.2	Press release of MEI Pharma, Inc., dated December 2, 2018 relating to ME-401

99.3	Press release of MEI Pharma, Inc. and Helsinn Group, dated December 3, 2018 relating to pracinostat

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI Pharma, Inc.

Date: December 3, 2018	By:	/s/ Brian G. Drazba
	Name:	Brian G. Drazba
	Title	Chief Financial Officer and Secretary